Exhibit 1

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

23 November 2004

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
195,000	$9.57	23 November 2004	Rank equally
136,365	$13.32	23 November 2004	Rank equally
46,666	$14.65	23 November 2004	Rank equally
112,000	$9.53	23 November 2004	Rank equally
178,000	$13.26	23 November 2004	Rank equally
668,031

Paid up and quoted capital:  1,782,080,884 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

30 November 2004

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
28,000	$13.26	30 November 2004	Rank equally
28,000

Paid up and quoted capital:  1,782,118,809 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

8 December 2004

Companies Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to employee share plan allotment

The following number of fully paid ordinary shares have been/will be allotted as follows pursuant to an allotment under the Westpac Employee Share Plan (WESP):

Number	Exercise Price	Allotment Date	Ranking
1,007,702	$18.43	WESP allotment 8 December 2004	Rank equally

Paid up and quoted capital:  1,783,126,511 fully paid ordinary share.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

14 December 2004

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
16,000	$9.53	14 December 2004	Rank equally
227,275	$13.32	14 December 2004	Rank equally
243,275

Paid up and quoted capital:  1,783,369,786 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

16 December 2004

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
90,910	$13.32	16 December 2004	Rank equally
19,069	N/A	16 December 2004	Rank equally
109,979

Paid up and quoted capital:  1,794,317,770 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

21 December 2004

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
25,000	$13.26	21 December 2004	Rank equally
25,000

Paid up and quoted capital:  1,794,342,770 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

23 December 2004

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
40,000	$13.26	23 December 2004	Rank equally
31,087	$16.24	23 December 2004	Rank equally
71,087

Paid up and quoted capital:  1,794,413,857 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)

Westpac Banking Corporation ABN 33 007 457 141

Group Secretariat
Level 25, 60 Martin Place
GPO Box 1 (IBN 7MP)
SYDNEY NSW 2000
Telephone:	(61 2) 9216 0390
Facsimile:	(61 2) 9226 1888

30 December 2004

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir/Madam

Issue of shares pursuant to exercise of employee share plan option

The following number of fully paid ordinary shares have been/will be allotted pursuant to the exercise of options under the Westpac’s Senior Officers’ Share Purchase Scheme, the General Management Share Option Plan, Westpac Performance Plan and/or Chief Executive Share Agreement:

Number	Exercise Price	Allotment Date	Ranking
15,000	$9.53	30 December 2004	Rank equally
90,910	$13.32	30 December 2004	Rank equally
105,910

Paid up and quoted capital:  1,794,519,767 fully paid ordinary shares.

Yours faithfully

Emma Lawler

Head of Group Secretariat (Acting)